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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference in the Registration Statement (Form S-1 No. 333-_____) and related Prospectus of Special Metals Corporation of our reports dated January 24, 1997, with respect to the financial statements and schedule of Special Metals Corporation included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-18499) dated February 20, 1997, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Buffalo, New York
February 25, 1997